                                                                     Exhibit 11
                                                                     ----------
                                                                     Page 1 of 2


                                  ADVO, Inc.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                  Three months ended
                                             -----------------------------
                                             December 24,    December 25,
                                                 1994            1993
                                             ------------     ------------


EARNINGS APPLICABLE TO COMMON STOCK            $ 8,676        $  7,254
                                               =======        ========

AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES


Average common shares outstanding               20,692          21,694
Assumed conversion or exercise of:
  Warrants                                       2,245           2,201
  Stock Options                                    245             899
  Restricted Stock                                  31              83
                                                ------          ------
Weighted average common and common
 equivalent shares                              23,213          24,877
                                                ======          ======

EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE                              $   .37         $   .29
                                               =======         =======

                                                                     Exhibit 11
                                                                     ----------
                                                                     Page 2 of 2




                                  ADVO, Inc.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (In thousands, except per share data)

                                                  Three months ended
                                               --------------------------
                                               December 24,  December 25,
                                                   1994          1993
                                               ----------    ------------
EARNINGS APPLICABLE TO FULLY
 DILUTED SHARES                                  $ 8,676       $ 7,254
                                                 =======       =======


FULLY DILUTED SHARES


Average common shares outstanding                 20,692        21,694
Assumed conversion or exercise of:
  Warrants                                         2,245         2,245
  Stock Options                                      245           975
  Restricted Stock                                    34           106
                                                 -------       -------

Fully diluted shares                              23,216        25,020
                                                 =======       =======

EARNINGS PER SHARE ASSUMING
 FULL DILUTION                                   $   .37       $   .29
                                                 =======       =======